EXHIBIT 4.2

[FORM OF CERTIFICATE
OF
6.50% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A]

[FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE CORPORATION OR THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.][1]

NUMBER [●]	[●] SHARES

CUSIP NO. 85917A 308

SEE REVERSE FOR CERTAIN INSTRUCTIONS

sterling bancorp

6.50% Non-Cumulative Perpetual Preferred Stock, Series A
(par value $0.01 per share)
(liquidation preference $1,000 per share)

This certifies that [●] (the “Holder”) is the registered owner of [●] fully paid and non-assessable shares of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share and $1,000 liquidation preference per share (the “Series A Preferred Stock”), of Sterling Bancorp (the “Corporation”), a Delaware corporation. The shares of Series A Preferred Stock represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder hereof in person or by its duly authorized attorney or other representative, upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Corporation’s transfer agent and registrar for the Series A Preferred Stock.

[1]	To be included if the certificate is in global form, otherwise to be removed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by its duly authorized officers.

Dated: [●]

By:		By:
	Name:		Name:
	Title:		Title:

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE SHAREOWNER SERVICES, LLC,

as Transfer Agent and Registrar

By:
Name:
Title:

Dated:

[REVERSE OF CERTIFICATE]

sterling bancorp

The shares of Series A Preferred Stock represented by this certificate are issued subject to all the provisions of the certificate of incorporation (including the Certificate of Designations for the Series A Preferred Stock) and bylaws of Sterling Bancorp (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

The securities represented by this instrument are not savings accounts, deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and
not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Custodian)		(Minor)

under Uniform Gifts to Minors Act _________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

Please insert Social Security or
other identifying number of assignee

Please print or typewrite name and
address, including zip code, of assignee

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

shares of the Preferred Stock represented by this certificate, and irrevocably constitutes and appoints as Attorney to transfer such shares on the books of the Corporation with full power of substitution.

Dated:

Signature
Signature must correspond with the name as written on the face of this certificate in every particular, without any change whatsoever.

Signature Guarantee

(Signature must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Corporation’s Transfer Agent.)